Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the reference to our firm, in the context in which they appear, and to the references to, and to the inclusion of, our reserve report, dated January 27, 2025, with respect to the estimates of pro forma reserves of Prairie Operating Co. (the “Company”) as of November 30, 2024, included in or made part of this Current Report on Form 8-K of the Company, and to the incorporation by reference of such report in the Registration Statement on Form S-3 (No. 333-282730), including any amendments thereto (the “Registration Statement”), and the related Prospectus of the Company, filed with the U.S. Securities and Exchange Commission. We also hereby consent to the references to our firm contained in the Registration Statement, including under the caption “Experts” in the Prospectus.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

By:	/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

February 3, 2025